Exhibit 10.22

SCHEDULE I
CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS
SECTION 16 OFFICERS

Benefit Level - 3
Baxter, Warner L.	Mark, Richard J.
Diya, Fadi M.	Moehn, Michael
Lyons, Martin J.	Nelson, Gregory L.
Benefit Level - 2
Amirthalingam, Bhavani

_______________________
1 Benefit Levels are defined as a payment amount equal to a cash severance multiple of base pay, target short-term incentive award, short-term incentive award in year of termination (prorated at target), the actuarial equivalent of the benefit under the qualified defined benefit retirement plan and any excess or supplemental retirement plan.